Exhibit 99.1

Niska Gas Storage Partners LLC Announces First Quarter Results for Fiscal 2016 and Provides an Update on the Merger Transaction with Brookfield Infrastructure

RADNOR, PENNSYLVANIA — August 6, 2015 - Niska Gas Storage Partners LLC (NYSE:NKA) (“Niska” or “the Company”) reported today its financial results for the three months ended June 30, 2015 and provided an update on its recently announced merger transaction with Brookfield Infrastructure.

Financial Results

Niska’s Adjusted EBITDA (as defined below) for the quarter ended June 30, 2015 was $1.0 million, compared to $35.8 million for the quarter ended June 30, 2014.  Cash Available for Distribution was negative $11.3 million for the quarter compared to positive $24.0 million in the quarter ended June 30, 2014.  Niska’s net loss for the quarter ended June 30, 2015 was $37.4 million ($0.97 per common unit), compared to a net loss of $19.0 million ($0.52 per common unit) for the quarter ended June 30, 2014.

Adjusted EBITDA and Cash Available for Distribution for the fiscal quarters ended June 30, 2015 and June 30, 2014 include benefits from previous inventory write-downs of $22.7 million and $4.3 million, respectively. Results for the prior year fiscal quarter ended June 30, 2014 include the previously disclosed one-time recognition of $26.0 million in revenues related to the termination and renegotiation of a long-term contract with TransCanada Gas Storage Partnership, Niska’s largest volumetric customer.

The Company’s Fixed Charge Coverage Ratio (“FCCR”), which is included in its debt agreements and measures Adjusted EBITDA compared to fixed charges (substantially all of which is interest expense), was 0.6 to 1.0 for the quarter ended June 30, 2015. When the fixed charge coverage ratio is below 1.1 to 1.0, the Company is unable to borrow the last 15% of availability under the revolving credit facility.

Merger Transaction

On June 14, 2015, the Company announced that it and its managing member, Niska Gas Storage Management LLC, had entered into a definitive agreement to be acquired by Brookfield Infrastructure and its institutional partners (“Brookfield”).  Brookfield will acquire all of Niska’s outstanding common units for $4.225 per common unit in cash and will acquire the managing member and the incentive distribution rights in Niska. The closing of the transaction is expected to occur in the second half of calendar 2016 and is subject to customary closing conditions and regulatory approvals. A period provided for in the agreement for unsolicited consideration of alternative acquisition proposals expired on July 29, 2015.

On July 28, 2015, the Company entered into a definitive agreement whereby Brookfield committed to lend up to $50.0 million to Niska under a short term credit facility to be used for working capital purposes.  The credit facility is guaranteed by a subsidiary of the Carlyle/Riverstone Funds and is subordinated to the Company’s existing Senior Notes and $400.0 million credit agreement. The Company filed on 8-K on July 31, 2015 outlining the definitive terms of the agreement.

The Company has also initiated various regulatory approval processes, including:

•                  Customary filings required under the Canadian Competition Act;

•                  Hart Scott Rodino Act filings; and

•                  An application to the California Public Utilities Commission in support of the regulatory approval needed to transfer ownership of the Wild Goose facility.

Distribution

The Company has agreed not to make earnings distributions until the earlier of the date of closing or termination of the merger transaction. Accordingly, no distribution will be paid with respect to the fiscal quarter ended June 30, 2015.

Form 10-Q

A copy of the Company’s current Form 10-Q can be found on Niska’s website, www.niskapartners.com under “Investor Center-SEC Filings.”  Niska unitholders may receive hard copies of these documents free of charge upon request by emailing ir@niskapartners.com or by calling 403-513-8650.

About Niska

Niska is a growth-oriented midstream natural gas services provider with operations focused on owning, operating, developing and acquiring midstream energy assets in the United States and Canada.  The Company is currently the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions.  Niska owns and operates three natural gas storage facilities, including the AECO HubTM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. The Company also contracts for natural gas storage capacity in the U.S. Mid-continent.

Forward Looking Statements

This press release includes “forward-looking statements” - that is, statements related to future, not past, events.  Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words.  These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate.  Among these risks and uncertainties are (1) changes in general economic conditions; (2) our level of exposure to the market value of natural gas storage services which could adversely affect our revenues and cash available to make distributions; (3) competitive conditions in our industry; (4) actions taken by third-party operators, processors and transporters; (5) changes in the availability and cost of capital; (6) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; (7) the effects of existing and future laws and governmental regulations; (8) the effects of future litigation; and (9) other factors and uncertainties that are unknown or unpredictable could also have a materially adverse effect on future results.  For further discussion of risks and uncertainties, you should refer to Niska’s filings with the United States Securities and Exchange Commission.  Actual results and future events could differ materially from those anticipated in such statements.  Niska undertakes no obligation, and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement.

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Non-GAAP Financial Measures

Niska uses and discloses the financial measures “Adjusted EBITDA” and “Cash Available for Distribution” in this press release.  Niska defines Adjusted EBITDA as net earnings before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, loss on extinguishment of debt, foreign exchange gains and losses, inventory impairment write-downs, gains and losses on disposal of assets, asset impairment (including goodwill), non-cash compensation expense and other income.  Niska defines Cash Available for Distribution as Adjusted EBITDA reduced by interest expense (excluding amortization of deferred financing costs), income taxes paid (or recovered), maintenance capital expenditures and other income.  Niska’s Adjusted EBITDA and Cash Available for Distribution are not presentations made in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  Niska’s management utilizes Adjusted EBITDA and Cash Available for Distribution as key performance measures in order to assess:

•                                          the financial performance of Niska’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•                                          the ability of Niska’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•                                          repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•                                          the viability of capital expenditure projects.

The GAAP measure most directly comparable to Adjusted EBITDA and Cash Available for Distribution is net earnings.  For a reconciliation of Adjusted EBITDA to net earnings, please see the schedule provided in the attached pages.

Niska believes that investors benefit from having access to the same financial measures used by Niska’s management.  Further, Niska believes that these measures are useful to investors because they are one of the bases for comparing Niska’s operating performance with that of other companies with similar operations, although Niska’s measures may not be directly comparable to similar measures used by other companies.

Niska Gas Storage Investor Contact:

Sarah Steel —Director, Investor Relations - 403-513-8650

ir@niskapartners.com

NISKA GAS STORAGE PARTNERS LLC

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(in thousands of U.S. dollars, except for per unit amounts)

(unaudited)

	Three Months Ended
	June 30,
	2015	2014

REVENUES
Fee-based revenue	$14,262	$42,754
Optimization, net	(5,017)	12,623
	9,245	55,377

EXPENSES (INCOME)
Operating	7,957	10,953
General and administrative	11,230	10,075
Depreciation and amortization	10,734	49,966
Interest	12,741	12,313
Foreign exchange losses (gains)	56	(50)
Other income	(5)	(16)
	42,713	83,241

EARNINGS (LOSS) BEFORE INCOME TAXES	(33,468)	(27,864)

Income tax expense (benefit)	3,939	(8,892)

NET EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(37,407)	$(18,972)

Net earnings (loss) allocated to:

Managing member	$(674)	$(358)
Common unitholders	$(36,733)	$(18,614)

Earnings (loss) per unit allocated to common unitholders - basic and diluted	$(0.97)	$(0.52)

NISKA GAS STORAGE PARTNERS LLC

SELECTED FINANCIAL DATA AND NON-GAAP RECONCILIATIONS

(in thousands of U.S. dollars, except capacity amounts)

(unaudited)

	Three Months Ended
	June 30,
	2015	2014

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA and Cash Available for Distribution:

Net earnings (loss)	$(37,407)	$(18,972)
Add / (deduct):
Interest expense	12,741	12,313
Income tax expense (benefit)	3,939	(8,892)
Depreciation and amortization	10,734	49,966
Non-cash compensation expense	583	250
Unrealized risk management losses	10,331	1,151
Foreign exchange losses (gains)	56	(50)
Other income	(5)	(16)
Adjusted EBITDA	972	35,750
Less:
Cash interest expense, net	11,827	11,401
Income taxes paid (recovered)	251	(16)
Maintenance capital expenditures	155	399
Other income	(5)	(16)
Cash available for distribution	$(11,256)	$23,982

Revenue:
Fee-based revenue:
Long-term contract revenue	$9,645	$40,482
Short-term contract revenue	4,617	2,272
Total	$14,262	$42,754

Proprietary optimization:
Realized optimization	$5,314	$13,774
Unrealized risk management losses	(10,331)	(1,151)
Total	$(5,017)	$12,623

Capital expenditures:
Maintenance	$155	$399
Expansion	57	578
Total	$212	$977

Operating data:
Effective working gas capacity (Bcf)	244.9	250.5

	June 30,	March 31,
	2015	2015
	(unaudited)

Selected Balance Sheet data

Cash and cash equivalents	$5,263	$11,699
Borrowings under revolving credit facility	$160,600	$193,500
Total debt excluding revolving credit facility	$585,596	$585,926
Members’ equity	$148,847	$185,671